UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 20, 2004

Date of Report (Date of earliest event reported)

BLUE MARTINI SOFTWARE, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-30925 (Commission File Number)	94-3319751 (IRS Employer Identification Number)

2600 Campus Drive

San Mateo, California 94403

(Address of principal executive offices, including zip code)

(650) 356-4000

(Registrant’s telephone number, including area code)

Item 5.	Other Events

On January 19, 2004, the Board of Directors of Blue Martini Software, Inc. appointed Amal Johnson to fill its vacant seventh seat, effective immediately. Ms. Johnson will serve until the Company’s 2004 annual meeting of stockholders and until her successor is elected and has qualified, or until her death, resignation or removal. The following is a brief biography of Ms. Johnson.

Biographical Information

Ms. Johnson has served as a venture partner of Lightspeed Venture Partners (formerly Weiss, Peck & Greer Venture Partners) since October 2003, having joined as a general partner in March 1999. Previously, Ms. Johnson served as president of Baan Corp. subsidiaries Baan Supply Chain Solutions, from January 1998 to December 1998; Baan Affiliates, from January 1997 to December 1997; and Baan Americas, from October 1994 to December 1996. Prior to that, Ms. Johnson served as president of ASK Manufacturing Systems, Inc. from August 1993 to July 1994. Ms. Johnson also held various executive positions at IBM from 1977 to June 1993. Ms. Johnson currently serves as a director of Alibris and of MAE Software, Inc.. Ms. Johnson holds a B.A. in Mathematics and Physics from Montclair State College and conducted graduate work in Computer Science at the Stevens Institute of Technology.

Item 7.	Financial Statements and Exhibits.

(c) Exhibit.

Exhibit	Description of Document

99.1	Press Release, dated January 20, 2004, entitled “Blue Martini Software Announces Financial Results for the Fourth Quarter of 2003.”

Item 12.	Disclosure of Results of Operations and Financial Condition.

On January 20, 2004, Blue Martini Software, Inc. issued a press release announcing financial results for the fourth quarter of 2003 and the elimination of the position of Chief Operating Officer held by Bob Cell.

A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BLUE MARTINI SOFTWARE, INC. (Registrant) Dated: January 20, 2004

By:	/s/ Eran Pilovsky

Eran Pilovsky Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit	Description of Document

99.1	Press Release, dated January 20, 2004, entitled “Blue Martini Software Announces Financial Results for the Fourth Quarter of 2003.”

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